Exhibit 23.4

Consent of Independent Registered Public Accounting Firm

The Board of Directors

HSBC Electronic Data Processing (India) Private Limited

We consent to the incorporation by reference in the registration statement (No. 333-132348-08) on Form S-3 of HSBC Home Equity Loan Trust (USA) 2007 – 3 of our attestation report dated March 3, 2008 with respect to HSBC Electronic Data Processing (India) Private Limited’s (the Company) assessment of compliance with the servicing criteria set forth in Item 1122(d)(4)(viii) of the Securities and Exchange Commission’s Regulation AB applicable to the servicing of asset backed securitization transactions backed by home equity loan receivables, as of and for the period from April 26, 2007 (date of issuance of the initial asset-backed securitization transaction covered by this report) through December 31, 2007. Management has determined that all other criteria set forth in Item 1122(d) are not applicable to the Company’s activities with respect to HSBC Home Equity Loan Trust (USA) 2007 – 3. Our attestation report appears in the December 31, 2007 annual report on Form 10-K of HSBC Home Equity Loan Trust (USA) 2007 – 3.

/s/ KPMG LLP

Chicago, Illinois

March 24, 2008